    As filed with the Securities and Exchange Commission on July 12, 2000.
                                                          Registration  No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                              -----------------------

                                   FORM  S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                              -----------------------

                        MIDCOAST ENERGY RESOURCES, INC.
             (Exact Name of Registrant as Specified in Its Charter)

                              -----------------------

                                     Texas
         (State or Other Jurisdiction of Incorporation or Organization)

                                   76-0378638
                      (I.R.S. Employer Identification No.)

                           1100 Louisiana, Suite 2950
                              Houston, Texas 77002
   (Address, including Zip Code, of Registrant's Principal Executive Offices)

                        MIDCOAST ENERGY RESOURCES, INC.
                           1996 INCENTIVE STOCK PLAN
                  1997 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN
                           (Full Title of the Plans)
                            -----------------------


     Name, Address and Telephone                  Copy of communications to:
     Number of Agent for Service:

              Dan C. Tutcher                             Robert G. Reedy
    President and Chief Executive Officer             Porter & Hedges, L.L.P.
        Midcoast Energy Resources, Inc.               700 Louisiana, 35th Floor
          1100 Louisiana, Suite 2950                 Houston, Texas 77002-2764
           Houston, Texas 77002                       Phone: (713) 226-0600
          Phone: (713) 650-8900                       Fax: (713) 228-1331
           Fax: (713) 650-3232

                                                  CALCULATION OF REGISTRATION FEE
==========================================================================================================================
                                                              Proposed Maximum         Proposed
                                                Amount to          Offering          Maximum Aggregate       Amount of
Title of Securities to be Registered        be Registered(1)  Price per Share(2)     Offering Price(2)   Registration Fee
-------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.01 per share          550,000         $16.3125             $8,971,875            $2,368.58
=========================================================================================================================

  (1) Pursuant to Rule 416(a), also registered hereunder is an indeterminate number of shares of Common Stock issuable as a result of the anti-dilution provision of the Midcoast Energy Resources, Inc. 1996 Incentive Stock Plan (the "Incentive Plan") and the 1997 Non-Employee Director Stock Option Plan (the "Director Plan" and, together with the Incentive Plan, the "Plans").

  (2) Pursuant to Rule 457(c), the registration fee is calculated on the basis of the average of the high and low price of the Common Stock on the American Stock Exchange Composite Tape on July 5, 2000, $16.3125 per share. Pursuant to General Instruction E to Form S-8, the registration fee is calculated only with respect to the additional securities registered under the Plans.

  This registration statement registers an additional 468,750 shares of Common Stock related to the 1996 Incentive Stock Plan and an additional 81,250 shares of Common Stock related to the 1997 Non-Employee Director Stock Option Plan which are the same class as other securities for which a registration statement on Form S-8, No. 333-33127 (the "Previous Registration Statement"), has been previously filed. Pursuant to General Instruction E of Form S-8, the contents of the Previous Registration Statement are hereby incorporated by reference.


                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.   Exhibits


 Exhibits                         Description
----------                        -----------

 4.1  --    Second Amendment to Midcoast Energy Resources, Inc. 1996 Incentive
            Stock Plan (filed herewith).
 4.2  --    First Amendment to Midcoast Energy Resources, Inc. 1997 Non-Employee
            Director Stock Option Plan (filed herewith).
 5.1  --    Opinion of Porter & Hedges, L.L.P. with respect to legality of securities (filed herewith).
23.1  --    Consent of Hein + Associates LLP (filed herewith).
23.2  --    Consent of PricewaterhouseCoopers LLP (filed herewith).
23.3  --    Consent of Porter & Hedges, L.L.P. (included in Exhibit 5.1).
24.1  --    Powers of Attorney (included on signature page).

                                   SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on July 11, 2000.

                                 MIDCOAST ENERGY RESOURCES, INC.



                                 By: /s/ DAN C. TUTCHER
                                     --------------------------------------
                                    Dan C. Tutcher, Chairman of the Board
                                    President and Chief Executive Officer

                               POWER OF ATTORNEY

  KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Dan C. Tutcher and Duane S. Herbst, and each of them, either of whom may act without joinder of the other, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all pre- and post-effective amendments and supplements to this Registration Statement, and to file the same, or cause to be filed the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or the substitute or substitutes of either of them, may lawfully do or cause to be done by virtue hereof.

  Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

            Signature                               Title                          Date
            ---------                               -----                          ----
        /s/ DAN C. TUTCHER          Chairman of the Board, President and          July 11, 2000
----------------------------------         Chief Executive Officer
         Dan C. Tutcher                 (Principal Executive Officer)

       /s/ I. J. BERTHELOT, II            Executive Vice President,               July 11, 2000
----------------------------------  Chief Operating Officer and Director
         I. J. Berthelot, II

       /s/ RICHARD A. ROBERT        Chief Financial Officer and Treasurer         July 11, 2000
----------------------------------        (Principal Financial and
        Richard A. Robert                    Accounting Officer)

       /s/ TED COLLINS, JR.                       Director                        July 11, 2000
----------------------------------
         Ted Collins, Jr.

       /s/ CURTIS J. DUFOUR, III                  Director                        July 11, 2000
----------------------------------
       Curtis J. Dufour, III

       /s/ RICHARD N. RICHARDS                    Director                        July 11, 2000
----------------------------------
       Richard N. Richards

       /s/ BRUCE M. WITHERS                       Director                        July 11, 2000
----------------------------------
         Bruce M. Withers

                               INDEX TO EXHIBITS


 Exhibits                        Description
----------                       -----------

 4.1  --    Second Amendment to Midcoast Energy Resources, Inc. 1996 Incentive
            Stock Plan (filed herewith).
 4.2  --    First Amendment to Midcoast Energy Resources, Inc. 1997 Non-Employee
            Director Stock Option Plan (filed herewith).
 5.1  --    Opinion of Porter & Hedges, L.L.P. with respect to legality of securities (filed herewith).
23.1  --    Consent of Hein + Associates LLP (filed herewith).
23.2  --    Consent of PricewaterhouseCoopers LLP (filed herewith).
23.3  --    Consent of Porter & Hedges, L.L.P. (included in Exhibit 5.1).
24.1  --    Powers of Attorney (included on signature page).